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EXHIBIT 99.4

                                  BILL OF SALE


Deacon Enterprises, Inc., a Michigan corporation ("Seller"), for good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, hereby sells, assigns and transfers to 600 South Deacon LLC, a Michigan limited liability company ("Purchaser") all personal property and non-real estate owned by Seller and all fixtures, tanks and other items of property (to the extent not constituting real property) owned by Seller (collectively "Property") located upon or associated with certain real property in the City of Detroit, Wayne County, Michigan, commonly known as 600 South Deacon a/k/a 12200 Pleasant, tax item number 017714, ward 20. This transfer is being made pursuant to a Purchase and Sale Agreement, as amended, between Seller and Purchaser, as assignee of its affiliate, Voyager Petroleum, Inc. ("Agreement").

Seller hereby warrants, covenants and agrees Seller has full right to sell and transfer the Property to Buyer; the Property is sold and transferred in good faith for actual and adequate consideration; there are no judgments, liens, security interests, pledges, claims, encumbrances, or any other adverse interests of any kind or nature against the Property; and Seller agrees and warrants to defend the sale of the Property against each and every person or persons claiming or who claims against any of the Property.

All Property is being sold in "as is" condition.

This instrument shall be binding upon, and inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

Executed: April 4, 2008

                                            SELLER:

                                            DEACON ENTERPRISES, INC.
                                            a Michigan corporation


                                            /s/ Verlin Eppert
                                            ------------------------------------
                                            By: Verlin Eppert, President


                                            PURCHASER:

                                            600 SOUTH DEACON LLC
                                            a Michigan limited liability company


                                            /s/ Sebastien C. DuFort
                                            ------------------------------------
                                            By: Sebastian DuFort, Manager